Exhibit 21.1

                                  Subsidiaries

                                                                 Jurisdiction of
                  Subsidiary                                      Organization


          1.      SPSS International, BV                         The Netherlands

          2.      SPSS Asia Pacific Pte Ltd                      Singapore

          3.      SPSS Benelux BV                                The Netherlands

          4.      SPSS GmbH                                      Germany

          5.      SPSS Scandinavia AB                            Sweden

          6.      SPSS (UK) Ltd.                                 England

          7.      SPSS Japan, Inc.                               Japan

          8.      SPSS Australasia Pty. Ltd.                     Australia

          9.      SPSS UK Ltd., India                            India

         10.      SPSS France Sarl                               France

         11.      SPSS ASC  GmbH                                 Germany

         12.      Clear Software, Inc.                           Massachusetts

         13.      Jandel Corporation                             California